EXHIBIT 99.1
The CATO Corporation

NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

Charles D. Knight

Executive Vice President

Chief Financial Officer

InvestorRelations@catocorp.com
CATO

REPORTS 4Q AND FULL YEAR EARNINGS
CHARLOTTE, N.C. (March 17, 2022)

–– The Cato Corporation (NYSE: CATO)

today reported a net
loss of $6.5 million or ($0.30) per diluted share for the fourth quarter ended January 29, 2022, compared to a net loss of $8.3 million or ($0.37) per diluted share for the fourth quarter ended
January 30, 2021.

Full-year fiscal 2021 net income was $36.8 million or $1.65 per diluted share compared to a net loss of $47.5 million or ($2.01) per diluted share for 2020.
Sales for fiscal 2020 were significantly impacted by the closure of our stores for six weeks due to the
COVID-19 pandemic, beginning March 19, 2020. Due to the impact of the unprecedented closures, we will also compare current year results to fiscal 2019 sales, in addition to normal prior year comparison.

Sales for the fourth quarter ended January 29, 2022 were $173.6 million, or an increase of 13% from sales of $153.2 million for the fourth quarter ended January 30, 2021.

Compared to the
same period in 2019, sales decreased 8% from sales of $188.4 million for the quarter ended February
1, 2020. The Company’s same-store sales for the quarter increased 14% compared to 2020 and decreased 10% when compared to the same period in 2019.

For the year, the Company's sales increased 34% to $761.4 million from 2020 sales of $567.5 million.

Compared to 2019, sales decreased 7% from sales of $816.2 million for the year ended
February 1, 2020.

Same-store sales for the year increased 34% compared to 2020 and decreased
9% compared to 2019.

"We are encouraged by the recovery of our business during 2021, despite ongoing challenges due to the lingering effects of the pandemic ,” said John Cato, Chairman, President and Chief Executive
Officer. “The first half of the year started off strong as a result of stimulus money and pent up demand, while our second half lagged as a result of worsening supply chain disruption, a resurgence of COVID-19, coupled with rising inflation.

The strong performance of 2021 afforded us the
opportunity to continue investing in future growth initiatives during the fall, which had been placed on hold during the pandemic
.

We will continue to make these investments in key initiatives in 2022.”

Fourth-quarter gross margin increased from 29.9% to 36.9% of sales in 2021 due to higher merchandise margins.

Selling, General and Administrative expenses as a percent of sales increased from 38.1% to 40.5% of sales during the quarter primarily due to increased employee benefit/bonus expense and store operating expenses, related to increased store operating hours compared to the prior year.

Income tax for the quarter was an expense of $0.2 million compare d to a benefit of $2.6 million last year.

The tax expense is primarily due to higher than anticipated pre-tax income for the year.

For 2021, gross margin increased from 23.7% of sales in 2020 to 40.5% of sales primarily due to increased merchandise margins
.

Selling, general and administrative expenses decreased to
35.1% of sales compared to 36.4% in the prior year.

The selling, general and administrative rate
decrease was primarily due to lower impairment charges compared to prior year, coupled with the effects of the leveraging of expenses, partially offset by higher employee benefit/bonus expense.
Income tax expense for the year was $2.1 million compared to a benefit of $25.3 million las
t year.

For the year ended January 29, 2022, merchandise inventories increased $40.8 million compared to the prior year primarily due to planned earlier shipments in anticipation of the calendar shift of
Chinese New Year.

This increase also attributed to the increase in current liabilities.

“We anticipate supply chain disruption and inflation-related increases to our costs, as well as pressure on our customers’ discretionary income to continue through 2022,” stated Mr. Cato.

“However, we view 2022 as a stabilizing year for the Company,

following two years of very
unpredictable business cycles.”

During 2021, the Company opened 4 stores, relocated 2 stores and permanently closed 23 stores.

As of January 29, 2022, the Company operated 1,311 stores in 32 states, compared to 1,330 stores in 33 states as of January 30, 2021.

During 2022, the Company plans to open up to 30 new stores
and close up to 25 stores as leases expire.

These store closings are anticipated to have minimal
financial impact.
The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three concepts, “Cato,” “Versona” and “It’s Fashion.”

The Company’s Cato stores offer
exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers exclusive merchandise found in its Cato stores at
www.catofashions.com.

Versona is a unique fashion destination offering apparel and accessories including jewelry, handbags and shoes at exceptional prices every day.

Select Versona merchandise
can also be found at www.shopversona.com.

It’s Fashion offers fashion with a focus on the latest
trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief,

expectation or intention, as well as those that are not a

historical
fact,

including, without limitation, statements regarding

the Company’s expected or estimated operational

financial results,
activities or opportunities, and potential impacts and effects of the coronavirus are considered “forward-looking” within

the
meaning of The Private Securities Litigation Reform Act

of 1995.

Such forward-looking statements are based on current
expectations that are subject to known and unknown risks,

uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward

-looking statements.

Such factors include, but are not limited
to, any actual or perceived deterioration in the conditions

that drive consumer confidence and spending, including,

but not

limited to, prevailing social, economic, political and public health conditions and uncertainties, levels of unemployment,
fuel, energy and food costs, wage rates, tax rates,

interest rates, home values, consumer net worth and

the availability of
credit; changes in laws or regulations affecting our business including but not limited to tariffs; uncertainties regarding the
impact of any governmental action regarding, or responses

to, to the foregoing conditions; competitive factors

and pricing
pressures; our ability to predict and respond to rapidly

changing fashion trends and consumer demands; our ability to successfully implement our new store development strategy

to increase new store openings and the

ability of any such
new stores to grow and perform as expected; adverse weather,

public health threats (including the global coronavirus
(COVID-19) outbreak) or similar conditions that may affect

our sales or operations; inventory risks due to shifts

in market
demand, including the ability to liquidate excess inventory

at anticipated margins; and other factors discussed under

“Risk
Factors” in Part I, Item 1A

of the Company’s most recently filed annual report

on Form 10-K and in other reports the
Company files with or furnishes to the SEC from time to

time.

The Company does not undertake to publicly update or
revise the forward-looking statements even if experience

or future changes make it clear that the projected results
expressed or implied therein will not be realized. The

Company is not responsible for any changes made to

this press
release by wire or Internet services.

THE CATO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS

OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED JANUARY 29, 2022 AND JANUARY 30, 2021
(Dollars in thousands, except per share data)
Quarter Ended Twelve Months Ended
January
%
January
%
January
%
January
%
2022

Sales
2021

Sales
2022

Sales
2021

Sales
REVENUES

Retail sales
$
173,649

100.0%
$
153,233

100.0%
$
761,358

100.0%
$
567,516

100.0%

Other revenue (principally

late fees and layaway
2,578

1.5%
2,185

1.4%
7,913

1.0%
7,595

1.3%

Total revenues
176,227

101.5%
155,418

101.4%
769,271

101.0%
575,111

101.3%
GROSS MARGIN (Memo)
64,071

36.9%
45,784

29.9%
308,293

40.5%
134,329

23.7%
COSTS AND EXPENSES,

Cost of goods sold
109,578

63.1%
107,449

70.1%
453,065

59.5%
433,187

76.3%

Selling, general and
70,338

40.5%
58,326

38.1%
267,026

35.1%
206,679

36.4%

Depreciation
3,004

1.7%
3,568

2.3%
12,356

1.6%
14,681

2.6%

Interest and other income
(422) -0.2%
(3,027) -2.0%
(2,141) -0.3%
(6,630) -1.2%

Costs and expenses, net
182,498

105.1%
166,316

108.5%
730,306

95.9%
647,917

114.2%
Income (Loss) Before Income
Taxes
(6,271) -3.6%
(10,898) -7.1%
38,965

5.1%
(72,806) -12.8%
Income Tax (Benefit)/Expense
192

0.1%
(2,624) -1.7%
2,121

0.3%
(25,323) -4.5%
Net Income (Loss)
$ (6,463) -3.7%
$ (8,274) -5.4%
$
36,844

4.8%
$ (47,483) -8.4%
Basic Earnings Per Share
$ (0.30)
$ (0.37)
$
1.65

$ (2.01)
Diluted Earnings Per Share
$ (0.30)
$ (0.37)
$
1.65

$ (2.01)

THE CATO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
January 29,
January 30,
2022
2021
(Unaudited)
(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents

$
19,759

$
17,510

Short-term investments

145,998

126,416

Restricted cash

3,919

3,918

Accounts receivable - net
55,812

52,743

Merchandise inventories

124,907

84,123

Other current assets
5,273

5,840

Total Current Assets

355,668

290,550

Property and Equipment – net

63,083

72,550

Noncurrent Deferred Income
9,313

5,685

Other Assets

24,437

22,850

Right-of-Use Assets, net
181,265

199,817

TOTAL
$
633,766

$
591,452

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
$
177,327

$
118,513

Current Lease Liability
66,808

63,421

Noncurrent Liabilities
17,914

19,705

Lease Liability
117,521

143,315

Stockholders' Equity
254,196

246,498

TOTAL
$
633,766

$
591,452